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                                                                 Exhibit (a)(2)

                                                                 ?0042-0189


                            CERTIFICATE OF AMENDMENT
                  TO THE AMENDED ARTICLES OF INCORPORATION OF
                                FUNSHARES, INC.

          Burton D. Morgan, President, and Susan Yule, Secretary, of Funshares, Inc., an Ohio corporation (the "Corporation"), do hereby certify that the holder of all shares of said Corporation entitled to vote for a proposal to amend the Amended Articles of Incorporation did, on the 17th day of December, 1990, by his written consent and pursuant to Section 1701.54 of the Ohio Revised Code, adopt the following amendment to the Amended Articles of
Incorporation:

         RESOLVED, that Article FOURTH of the Amended Articles of
         Incorporation of this Corporation be amended in its entirety to read as follows:

                        FOURTH: The Corporation shall be authorized to issue
               five hundred thousand (500,000) shares of no par value common stock.

          IN WITNESS WHEREOF, Burton D. Morgan, President, and Susan Yule, Secretary, of Funshares, Inc., acting for and on behalf of said
Corporation, have hereunto set their hands this 17 day of December, 1990.



                                              /s/ Burton D. Morgan
                                              ------------------------------
                                              Burton D. Morgan, President



                                              /s/ Susan Yule
                                              ------------------------------
                                              Susan Yule, Secretary